Exhibit 12(b)

I, Thomas L. Hansberger, President and Chief Executive Officer, and I, Thomas A. Christensen, Jr., Chief Financial Officer, of Hansberger Institutional Series (the “Trust”) each certify that:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Thomas L. Hansberger
Thomas L. Hansberger
President and Chief Executive Officer

Date: March 5, 2007

By:	/s/ Thomas A. Christensen, Jr
Thomas A. Christensen, Jr.
Chief Financial Officer

Date: March 5, 2007